                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported) 13 October 1997
                                                         -----------------



                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         Delaware                       1-4534                23-1274455
----------------------------       ----------------      -------------------
(State of other jurisdiction       (Commission file      (IRS Identification
    of incorporation)                  number)                 number)



7201 Hamilton Boulevard, Allentown, Pennsylvania                 18195-1501
------------------------------------------------                 ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    --------------

Item 5.  Other Events.


         The Registrant announced today it has entered into an agreement in principle to sell its 50 percent interest in American Ref-Fuel Company -- its waste-to-energy joint venture with Browning-Ferris Industries Inc. (BFI) -- to a new company formed by Duke Energy Power Services, a subsidiary of Duke Energy Corporation, and United American Energy Corp.

         Air Products Chairman H. A. Wagner said, "This agreement will offer Air Products fair value for its ownership interest in American Ref-Fuel. This divestiture is consistent with our previously announced intent to enhance shareholder value by concentrating Air Products' attention and resources on our core gases and chemicals businesses."

         The sale is subject to the completion of a definitive agreement, and approvals by each company's board of directors and relevant regulatory agencies. The transaction is expected to close in December 1997. Air Products will receive a majority of the transaction value in cash at that time, and will retain a limited partnership interest in one project which is undergoing a power agreement restructuring. The restructuring is expected to be completed within one year, at which point Air Products would receive cash.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Air Products and Chemicals, Inc.
                                         ---------------------------------------
                                         (Registrant)




Dated: 13 October 1997                   By:   /s/ Arnold H. Kaplan
                                             -----------------------------------
                                               Arnold H. Kaplan
                                               Senior Vice President - Finance



                                       3